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                                                                    Exhibit 3.3

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              INTELLON CORPORATION

         Intellon Corporation, whose Restated Articles of Incorporation were filed by the Florida Department of State on August 31, 1999, does hereby file the following Restated Articles of Incorporation pursuant to Section 607.1007, of the Florida Business Corporation Act (the "Act").

                                    ARTICLE I

                                      Name

                  The name of the Corporation is Intellon Corporation.

                                   ARTICLE II

                                    Duration

     The Corporation shall exist perpetually, commencing November 3, 1986.

                                   ARTICLE III

                                     Purpose

                  The general purpose of the Corporation shall be the transaction of any and all lawful business for which corporations may be incorporated under the Act. The Corporation shall have all of the powers enumerated in the Act and all such other powers as are not specifically prohibited to corporations for profit under the laws of the State of Florida.

                                   ARTICLE IV

                                  Capital Stock

         A.       Number and Class of Shares Authorized; Par Value.
                  ------------------------------------------------

                  The Corporation is authorized to issue the following shares of capital stock:

                  (1) Common Stock. The aggregate number of shares of common stock (referred to in these Restated Articles of Incorporation as "Common Stock") which the Corporation shall have authority to issue is 100,000,000 with a par value of $0.01 per share.
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                  (2) Preferred Stock. The aggregate number of shares of
preferred stock (referred to in these Restated Articles of Incorporation as "Preferred Stock") which the Corporation shall have authority to issue is 10,000,000 with a par value of $.01 per share.

         B.       Description of Preferred Stock.
                  ------------------------------

         The terms, preferences, limitations and relative rights of the Preferred Stock are as follows:

                  (1) The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited (including, by way of illustration and not limitation, in excess of one vote per share), or without voting powers, and with such designations, preferences and relative participating, option or other rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in these Restated Articles of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

                           (a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors; and

                           (b) The rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative; and

                           (c) Whether shares of such series shall be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares; and

                           (d) The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; and

                           (e) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock, other securities, or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

                           (f) The voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher number of votes per share as may be designated by the Board of Directors; and

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                           (g) The preemptive or preferential rights, if any, of
         the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock with the Corporation.

                  (2) Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series. When payment of the consideration for which shares of Preferred Stock are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable.

         C.       Common Stock Voting Rights.
                  --------------------------

                  Each record holder of Common Stock shall be entitled to one vote for each share held. Holders of Common Stock shall have no cumulative voting rights in any election of directors of the Corporation.

         D.       Preemptive Rights.
                  -----------------

                  Holders of Common Stock shall not have as a matter of right any preemptive or preferential right to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock of the Corporation.

                                    ARTICLE V

            Registered Office and Agent; Principal Place of Business

         The street address of the registered office of the Corporation is 5100 West Silver Springs Boulevard, Ocala, Florida 34482, and the registered agent of the Corporation at such address is Horst G. Sandfort. The principal place of business and the mailing address of the Corporation is 5100 West Silver Springs Boulevard, Ocala, Florida 34482. The Corporation may change its registered agent, the location of its registered office, its principal place of business, or its mailing address, or any of the foregoing, from time to time without amendment of these Restated Articles of Incorporation.

                                   ARTICLE VI

                          Special Shareholder Meetings

         Special meetings of the shareholders of the Corporation shall be held when directed by the Board of Directors or when requested in writing by the holders of not less than fifty percent (50%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

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                                   ARTICLE VII

                                    Directors

         The number of Directors of the Corporation shall be the number from time to time fixed in accordance with the provisions of the bylaws of the Corporation, but at no time shall the number of Directors be less than one. The Board of Directors of this Corporation shall be divided into three classes as equal in number as may be feasible, with the term of office of one class expiring each year and with the term of office of those of the first class to expire at the annual meeting of shareholders in 2001, of the second class to expire at the annual meeting of shareholders in 2002, and of the third class to expire at the annual meeting of shareholders in 2003. At each annual meeting of shareholders, successors to the Directors whose terms shall then expire shall be elected to hold office for terms expiring at the third succeeding annual meeting. Whenever a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, it shall be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, and each additional Director shall hold office until the end of the term he or she is elected to fill and until his or her successor shall have been elected and qualified in the class to which such Director is assigned. Directors shall continue in office until the end of their respective term and until his or her successor is elected and qualifies or until there is a decrease in the number of Directors. When the number of Directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the Directors then in office, though less than a quorum, as to make all classes as equal in number as may be feasible. No decrease in the number of Directors shall shorten the term of an incumbent Director.

                                  ARTICLE VIII

                                     Bylaws

         The power to adopt, alter, amend or repeal bylaws shall be vested in the Board of Directors.

                                   ARTICLE IX

                 Amendment of Restated Articles of Incorporation

         These Restated Articles of Incorporation may be amended in the manner from time to time prescribed by law with any right conferred upon the shareholders by any provision of these Restated Articles of Incorporation made subject to this reservation and provided that any amendment of Paragraph C of
Article IV, Article VI, Article VII, Article VIII or this Article IX of these Restated Articles of Incorporation shall require the approval of (i) the holders of at least two-thirds (2/3)of the outstanding shares of the capital stock entitled to vote on the matter, and (ii) at least two-thirds (2/3) of the total number of Directors then constituting the Board of Directors.

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                                   CERTIFICATE

         The foregoing amendments were adopted by the holders of outstanding shares of common stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, being the sole voting groups entitled to vote on the amendments, on ____________, 2000 and the number of votes cast for the amendments by the shareholders in each voting group was sufficient for approval by that voting group.

         IN WITNESS WHEREOF, the undersigned President and Chief Executive Officer of this Corporation has executed these Restated Articles of Incorporation on the _____ day of September, 2000.

                                      INTELLON CORPORATION



                                       By: ____________________________________
                                           Horst G. Sandfort
                                           President and Chief Executive Officer


STATE OF FLORIDA
COUNTY OF MARION

         The foregoing instrument was acknowledged before me this _____ day of September, 2000, by Horst G. Sandfort as President and Chief Executive Officer for Intellon Corporation

                                       ________________________________________
                                       ________________________________________
                                       Printed Name:

                                       Notary Public, State of Florida

Personally Known or Produced Identification
Type of Identification Produced _______________________________________________

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